Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces First Quarter 2015 Financial Results

Teleconference and Webcast to be Held Today at 4:30 PM ET

May 13, 2015 -- Milwaukee, WI -- Telkonet, Inc. (OTCQB: TKOI), creator of the EcoSmart platform of in-room automation solutions integrated to optimize energy efficiency, comfort and data collection in support of the emerging Internet of Things (IoT) today announced financial results for the first quarter ended March 31, 2015. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, at 4:30 PM ET/3:30 PM CT.

Jason Tienor, Telkonet's CEO commented, "While typically our slowest quarter each year, we are pleased to report gross profit improvement of 21%, and gross margin percentage increased to 48%, despite flat year over year revenue. While the year began slower than hoped, we’ve since seen our deal flow increase rapidly as we’ve entered our busiest season, especially for deployments within the education market. This activity should enable our continued year over year topline growth while driving profitability for full year 2015.”

Highlights for the First Quarter Ended March 31, 2015 Compared to First Quarter 2014

-	Despite flat overall revenue of $2.6 million, recurring revenue increased 8%.
-	Gross Profit increased by $0.2 million or 21%.
-	Gross Margins increased to 48%, compared to 39%.
-	Completion of a $750,000 EcoSmart deployment with a large university in Ohio.
-	Subsequent to the end of the first quarter, awarded a third new project for dormitory energy management and intelligent room automation, to deploy EcoSmart and EcoWave to a major university in North Carolina.
-	Increased R&D spending increased by 21% compared to Q1 2014 as we continue to invest in developing intelligent automation solutions.

Mr. Tienor added, "As we continue to expand both our channel relationships and internal sales team, we’ve seen increased activity in all target markets and a strong pipeline for our EcoSmart intelligent automation platform. We look forward to taking advantage of the demand for energy efficiency and increasing awareness of the Internet of Things (IoT) while expanding our target markets both domestically and internationally.”

Teleconference and Webcast

The Company will host a teleconference and webcast today at 4:30 PM ET to discuss these results with the financial community.

Date: Wednesday, May 13, 2015

Time: 4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free): 877-407-0782

Investor Dial-In (International): 201-689-8567

Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=173988

A replay of the teleconference will be available until May 27, 2015, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID # 13608676 to access the replay.

Telkonet, Inc. • 20800 Swenson Drive, Suite 175 • Waukesha, WI 53186 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

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NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the periods ended March 31, 2015 and 2014, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The Internet of Things (IoT), offer considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

www.telkonet.com

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FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

	2015	2014
Net loss	$(744,078)	$(778,208)
Interest expense, net	20,054	11,114
Provision for income taxes	52,187	51,312
Depreciation and amortization expense	69,302	66,661
EBITDA	(602,535)	(649,121)
Adjustments:
Stock-based compensation expense	4,203	2,024
Adjusted EBITDA	$(598,332)	$(647,097)

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended March 31,
	2015	2014
Revenues, net:
Product	$1,575,367	$1,709,644
Recurring	999,179	922,973
Total Net Revenues	2,574,546	2,632,617

Cost of Sales:
Product	1,089,824	1,348,027
Recurring	238,264	254,302
Total Cost of Sales	1,328,088	1,602,329

Gross Profit	1,246,458	1,030,288

Operating Expenses:
Research and development	359,529	296,690
Selling, general and administrative	1,489,464	1,382,719
Depreciation and amortization	69,302	66,661
Total Operating Expenses	1,918,295	1,746,070

Loss from Operations	(671,837)	(715,782)

Other (Expenses) Income:
Interest income (expense), net	(20,054)	(11,114)
Total Other (Expense) Income	(20,054)	(11,114)

Loss Before Provision for Income Taxes	(691,891)	(726,896)

Provision for Income Taxes	52,187	51,312

Net Loss	(744,078)	(778,208)

Accretion of preferred dividends and discount	(18,253)	(35,761)
Net loss attributable to common stockholders	$(762,331)	$(813,969)

Net loss per common share:
Net loss attributed to common stockholders per common share – basic	$(0.01)	$(0.01)
Net loss attributed to common stockholders per common share – diluted	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding – basic	125,035,612	125,035,612
Weighted Average Common Shares Outstanding – diluted	125,035,612	125,035,612

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